                                                                 EXHIBIT (a)(33)

                               AMENDMENT NO. 27 TO
                  AMENDED AND RESTATED DECLARATION OF TRUST OF
                                ING MUTUAL FUNDS

         THIS AMENDMENT NO. 27 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF ING MUTUAL FUNDS is made as of this 1st day of March, 2002, by the undersigned, constituting a majority of the Trustees of ING Mutual Funds (the "Trust"):

         WHEREAS, the Amended and Restated Declaration of Trust of the Trust authorizes the Trustees to create additional classes of shares for series of Interests in the Trust; and

         WHEREAS, the Trustees wish to create the following classes of series of Interests in the Trust: Class M Shares for ING Emerging Countries Fund;

         NOW THEREFORE, the Board of Trustees hereby amends the Declaration of Trust as follows:


The Board of Trustees hereby creates Class M Shares of ING Emerging Countries Fund. The shares of such classes shall have the rights, preferences, privileges and restrictions as set forth in Article VIII of the Amended and Restated Declaration of Trust of the Trust and as further specified in the Amended and Restated Multiple Class Plan of the Trust.

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ Paul S. Doherty                                  /s/ J. Michael Earley
--------------------------                           ---------------------------
Paul S. Doherty                                      J. Michael Earley

/s/ R. Barbara Gitenstein                            /s/ R. Glenn Hilliard
--------------------------                           ---------------------------
R. Barbara Gitenstein                                R. Glenn Hilliard

/s/ Walter H. May, Jr.                               /s/ Thomas J. McInerney
--------------------------                           ---------------------------
Walter H. May, Jr.                                   Thomas J. McInerney

/s/ Jock Patton                                      /s/ David W.C. Putnam
--------------------------                           ---------------------------
Jock Patton                                          David W.C. Putnam

/s/ Blaine E. Rieke                                  /s/ John G. Turner
--------------------------                           ---------------------------
Blaine E. Rieke                                      John G. Turner

/s/ Roger B. Vincent                                 /s/ Richard A. Wedemeyer
--------------------------                           ---------------------------
Roger B. Vincent                                     Richard A. Wedemeyer